Exhibit 10.3

FORM OF LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of August __, 2026, by and between (i) Orangekloud Technology Inc., a Cayman Islands exempted company (together with its successors, “Parent”), and (ii) the undersigned (“Holder”). Any capitalized term used but not defined in this Agreement shall have the meaning ascribed to such term in the Agreement and Plan of Exchange of Securities (as defined below).

WHEREAS, on or about the date hereof, Parent, Orbis Technology Limited, a New Zealand company (the “Company”), David Shu-han Yu, solely in his capacity as the representative of the Company Shareholders (the “Shareholder Representative”), Daniel J. Crothers, David Shu-han Yu and the Des Swann Trustee Company Limited, as Trustees of the Mirrodin Trust (each a “Company Significant Holder”)and the other shareholders of the Company party thereto, entered into that certain Agreement and Plan of Exchange of Securities (as amended from time to time in accordance with the terms thereof, the “Exchange Agreement”), pursuant to which, among other things, upon the consummation of the transactions contemplated thereby (the “Closing”), Parent will acquire all of the issued and outstanding equity interests of the Company from the Company Shareholders in exchange for equity securities of Parent, upon the terms and subject to the conditions set forth in the Exchange Agreement;

WHEREAS, as of the date hereof, Holder is a holder of equity interests of the Company in such amounts and classes as set forth underneath Holder’s name on the signature page hereto; and

WHEREAS, pursuant to the Exchange Agreement, and in view of the valuable consideration to be received by Holder thereunder, the parties desire to enter into this Agreement, pursuant to which the Parent Shares received by Holder pursuant to the Exchange Agreement (all such securities, together with any securities issued as dividends or distributions with respect thereto or into which such securities may be exchanged or converted, the “Restricted Securities”) shall be subject to the restrictions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, and intending to be legally bound hereby, the parties hereby agree as follows:

1.	Lock-Up Provisions.

(a) The Holder hereby agrees that, during the period (the “Lock-Up Period”) commencing on the Closing Date and ending on the date that is twelve (12) months after the Closing Date, the Holder shall not, directly or indirectly: (A) sell, offer to sell, contract or agree to sell, hypothecate, pledge, lend, encumber, donate, assign, grant any option to purchase or otherwise transfer or dispose of, or enter into any agreement to transfer or dispose of, any Restricted Securities; (B) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Restricted Securities; or (C) publicly announce any intention to effect any transaction described in clauses (A) or (B), (each of the foregoing, a “Prohibited Transfer”).

Notwithstanding the foregoing, the restrictions set forth in this Section 1(a) shall not apply to the transfer of any or all of the Restricted Securities owned by Holder: (i) by gift, will or intestate succession upon the death of Holder; (ii) to any Permitted Transferee (as defined below); or (iii) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union; provided, however, that in each of cases (i), (ii) or (iii), it shall be a condition to such transfer that the transferee executes and delivers to Parent an agreement stating that such transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to Holder, and there shall be no further transfer of such Restricted Securities except in accordance with this Agreement.

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For purposes of this Agreement, the term “Permitted Transferee” shall mean: (i) any member of Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean, with respect to any natural person, such person’s spouse, siblings, and direct descendants and ascendants (including adopted and stepchildren and parents)); (ii) any trust for the direct or indirect benefit of Holder or the immediate family of Holder; (iii) if Holder is a trust, the trustor or beneficiary of such trust or the estate of any beneficiary of such trust; (iv) if Holder is an entity, any distribution to limited partners, shareholders, members or other equity holders of Holder in connection with the liquidation or dissolution of Holder; or (v) any affiliate of Holder.

Holder further agrees to execute such agreements as may be reasonably requested by Parent that are consistent with the foregoing or otherwise necessary to give further effect to the provisions of this Section.

(b) If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and Parent shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose.

In order to enforce this Section 1, Parent may impose stop-transfer instructions with respect to the Restricted Securities of Holder (and any Permitted Transferees or assigns thereof) until the expiration of the Lock-Up Period.

(c) During the Lock-Up Period, each certificate (or book-entry statement) evidencing any Restricted Securities shall bear a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF [—], 2026, BY AND BETWEEN ORANGEKLOUD TECHNOLOGY INC. AND THE SECURITY HOLDER NAMED THEREIN. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(d) For the avoidance of doubt, during the Lock-Up Period, Holder shall retain all rights of a shareholder of Parent with respect to the Restricted Securities, including the right to vote such Restricted Securities and to receive dividends or other distributions thereon.

2.	Miscellaneous.

(a) Termination of Exchange Agreement. This Agreement shall be binding upon Holder upon Holder’s execution and delivery of this Agreement, but shall become effective only upon the occurrence of the Closing under the Exchange Agreement. Notwithstanding anything to the contrary contained herein, in the event that the Exchange Agreement is terminated in accordance with its terms prior to the Closing, this Agreement and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Holder are personal to Holder and may not be transferred or delegated by Holder at any time, except in accordance with the permitted transfer provisions set forth in Section 1(a) above. Any Permitted Transferee of Restricted Securities pursuant to a permitted transfer shall be bound by the terms of this Agreement to the same extent as Holder.

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Parent may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder.

(c) No Third-Party Beneficiaries. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or a successor or permitted assign of such party.

(d) Governing Law; Jurisdiction. This Agreement and any dispute, claim or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles. All actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate court thereof) (the “Specified Courts”).

Each party hereto hereby: (i) submits to the exclusive jurisdiction of the Specified Courts for the purpose of any action arising out of or relating to this Agreement brought by any party hereto; and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court.

Each party agrees that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

Each party irrevocably consents to the service of process in any action relating to this Agreement by personal delivery of copies of such process to such party at the applicable address set forth in Section 2(g) or by any other method permitted under applicable law.

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO: (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER; AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH IN THIS SECTION.

(f) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

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(g) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means (including email), with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Parent:

Orangekloud Technology Inc.

70 Bendemeer Road #04-04 Luzerne

Singapore 339940

Attention:

Email:

With a copy to (which shall not constitute notice):

Ortoli Rosenstadt LLP

366 Madison Ave. – 3rd Floor

New York, N.Y. 10017

Attention: William S. Rosenstadt, Managing Partner

Email: wsr@orllp.legal

If to the Holder:

To the address on the Signature Page hereto.

(h) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Parent and Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(i) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j) Specific Performance. Holder acknowledges that its obligations under this Agreement are unique and that a breach of this Agreement may cause irreparable harm to Parent for which monetary damages would be an inadequate remedy. Accordingly, Parent shall be entitled to seek injunctive relief, specific performance or other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of posting bond or proving actual damages, in addition to any other rights or remedies available at law or in equity.

(k) Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, whether written or oral, relating to such subject matter. For the avoidance of doubt, nothing in this Agreement shall limit or affect the rights and obligations of the parties under the Exchange Agreement or any ancillary agreements executed in connection therewith.

(l) Further Assurances. From time to time, at another party’s request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(m) Counterparts; Facsimile. This Agreement may also be executed and delivered by facsimile signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

{Signature Page to Lock-Up Agreement}

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